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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  FIRST UNION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  FIRST UNION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

         IMPORTANT NOTICE TO FIRST UNION SHAREHOLDERS FROM THE COMPANY

                                    March 3, 1995

Dear Fellow Shareholder:

     You are probably already aware that Richard M. Osborne and his dissident group, who call themselves the "Committee to Unlock the Value of First Union Real Estate Investments," have commenced a proxy battle in an attempt to take control of your Company. Mr. Osborne, who has been called a "predator" by the news media, has a consistent investment history, typically buying significant shares in a public company, threatening to take control, and shortly thereafter selling out at a premium to the company itself or an acquirer. Though he has grown wealthy on "greenmail," we do not intend to offer him any such opportunity.

                  WHO IS THE "COMMITTEE TO UNLOCK THE VALUE OF
                     FIRST UNION REAL ESTATE INVESTMENTS"?

     In actuality, this group is the Turkey Vulture Fund XIII, Ltd., the same group of at least seventeen different individuals and entities that was formed November 22, 1994, and has since accumulated over 982,500 First Union shares. Please remember that the members of "Vulture Group" are not long-term shareholders. In fact, they are "corporate raiders" who have purchased their shares on margin in hopes that the share price will rise so they can sell and make a quick profit.

                        HOW WILL THEY ATTEMPT TO MISLEAD
                           FIRST UNION SHAREHOLDERS?

     Osborne or his "Vulture Group" will no doubt contact you in an attempt to coerce you to elect his slate of trustees. Furthermore, it is very likely he will try to mislead you and discredit the accomplishments made by your new management team during 1994. He will accuse your Company of filing a "mean-spirited lawsuit" against him. This lawsuit would not have been necessary if Osborne and the "Vulture Group" had disclosed to you its true intentions and ownership stake, as required by federal law, in his original 13(d) filing with the Securities and Exchange Commission. Your entire Board of Trustees has serious concerns about the motives of Osborne and his cohorts. These concerns range from the false information he filed with the Securities and Exchange Commission to his reputation as a "corporate raider" interested only in quick profits for himself.

                       WHAT IS THE "VULTURE GROUP'S" PLAN
                         TO INCREASE SHAREHOLDER VALUE?

     To date, Osborne has not presented any long-term business plan for your Company. Nor has he named any trustee candidates who are experienced in real estate investment trust management. However, in his communications with you, he will ask you to support the "Vulture Group's" scheme. The only business plan Osborne has offered to date is to change management and elect himself and the dissidents to the board, in spite of the fact that they have little or no experience in running a publicly owned real estate company.

     All of us as long-term shareholders are very aware of the stock's price performance over the past three years. However, what Osborne purposely fails to acknowledge is that the new management team has already set in place a Strategic Plan to address this issue. As you may recall, five of our Trustees have joined the Board since 1991, and many of the members of our senior management are experts in real estate who have been in place only since I became Chairman and CEO in January 1994. IN FACT, IN THE SHORT TIME THE NEW MANAGEMENT TEAM HAS BEEN PURSUING ITS PLAN, YOUR COMPANY'S SHAREHOLDERS' EQUITY HAS INCREASED 28%, WHILE PER SHARE NET BOOK VALUE HAS INCREASED 23%.

     Most importantly, we have repositioned your Company for continuing improvement by implementing a tightly focused strategy. That strategy and some of these accomplishments include:

- - IMPROVING PROPERTY NET OPERATING INCOME -- As a result of our restructuring program and repositioning of the Trust, property NOI increased in 1994, reversing a four-year decline that preceded the change in management.

- - SIGNING LEASES WITH KEY TENANTS -- We executed leases with many well-known tenants, including Wal-Mart, Kmart, Montgomery Ward, The Limited, Party Depot, Hardees, Pizza Hut, Mid-Continent Theaters, and NBC-WKYC Television.

- - MAKING NECESSARY CAPITAL EXPENDITURES -- Strategic capital expenditures in retail and apartment properties have positioned the Trust for rental increases which will ultimately generate future dividend growth.

- - REPOSITIONING THE PORTFOLIO -- We are focusing our activities in three high-growth regions -- the Southeast, Upper Midwest and Pacific Northwest -- and plan to concentrate on consumer-driven real estate assets by growing our portfolio of retail and apartment properties. We are making strategic acquisitions, such as the Beech Lake Apartments in Durham, North Carolina, and selling non-strategic properties.

- - SELLING NON-STRATEGIC PROPERTIES -- We realized a gain of $30 million in 1995 as a result of selling the only two shopping malls that we did not manage or control, also resolving lengthy and costly litigation.

- - REORGANIZING MANAGEMENT -- We reorganized the management of the Trust into separate business divisions for retail, apartment and office property operations, allowing us to pursue specific aspects of our new five-year Strategic Plan.

- - RESTRUCTURING BANK DEBT AND IMPROVING LIQUIDITY -- We renegotiated our $60 million credit line, which improved our liquidity and avoided installment payments totaling $48 million over the next four years.

     In summary, First Union's new management team has repositioned your Company to generate significant growth in 1995 and beyond. Your Board of Trustees remains committed to its Strategic Plan of maximizing shareholder value through operating improvements that will result in share price appreciation and dividend growth. Execution of this plan includes: improving the occupancy and performance of our existing portfolio; making key capital improvements; targeting strategic acquisitions and property sales; and reducing the high debt levels of the Trust by infusing greater equity into the Company. I strongly urge you to review our upcoming 1994 Annual Report and Proxy Statement, which elaborate on 1994's achievements and reemphasize the Company's strategic focus.

     Please feel free to contact me if you should have any questions about this important matter.

     THE BOARD OF TRUSTEES URGES YOU TO REJECT THIS DISSIDENT GROUP AND NOT RETURN ANY PROXY CARD UNTIL YOU RECEIVE MANAGEMENT'S WHITE PROXY CARD. THE TRUST'S PROXY STATEMENT AND 1994 ANNUAL REPORT WILL BE MAILED TO YOU SOON.

                                        SINCERELY,
                                        JAMES C. MASTANDREA
                                        CHAIRMAN & CHIEF EXECUTIVE OFFICER

                                   IMPORTANT

       1) Be sure to vote only on management's WHITE PROXY CARD. We urge you not to sign any other color proxy card.

       2) If you have any questions about voting your shares or want further information, please contact us or our proxy solicitor.

                      FIRST UNION REAL ESTATE INVESTMENTS,
                 THOMAS T. KMIECIK, VICE PRESIDENT -- TREASURER
                  (800) 394-4030 OR COLLECT AT (216) 781-4030

                    CORPORATE INVESTOR COMMUNICATIONS, INC.
                  (800) 346-7885 OR COLLECT AT (201) 896-1900.

                                   IMPORTANT

       1) Be sure to vote only on management's WHITE PROXY CARD. We urge you not to sign any other color proxy card.

       2) If you have any questions about voting your shares or want further information, please contact us or our proxy solicitor.

                      FIRST UNION REAL ESTATE INVESTMENTS,
                 THOMAS T. KMIECIK, VICE PRESIDENT -- TREASURER
                  (800) 394-4030 OR COLLECT AT (216) 781-4030

                    CORPORATE INVESTOR COMMUNICATIONS, INC.
                  (800) 346-7885 OR COLLECT AT (201) 896-1900.